UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Waivers and Amendments to 2023 Credit Agreements

On August 7, 2023, Purple Innovation, Inc. (the “Company”) and certain of its subsidiaries (collectively the “Loan Parties”) entered into a term loan credit agreement (the “Term Loan Agreement”) with Callodine Commercial Finance, LLC and a group of financial institutions (the “Term Loan Lenders”). Also, on August 7, 2023, the Loan Parties entered into a separate financing arrangement with the Bank of Montreal and a group of financial institutions (collectively the “ABL Lenders”) that provides for a revolving asset-based credit facility (the “ABL Agreement” and together with the Term Loan Agreement the “2023 Credit Agreements”).

Certain events of default occurred under each of the 2023 Credit Agreements due to (i) the Company’s failure to (a) provide certain financial reporting and related materials on a timely basis and (b) complete certain post-closing deliverables as required under the ABL Agreement and (ii) the Company drawing on the loan under the ABL Agreement while the above events of default were in existence (collectively, the “Subject Events of Default”).

On November 6, 2023, the Loan Parties entered into (i) a First Amendment and Waiver to the ABL Agreement (the “ABL Amendment”) and (ii) a First Amendment and Waiver to the Term Loan Agreement (the “Term Loan Amendment”), with the Term Loan Lenders and ABL Lenders, respectively (collectively, the “Lenders”), including waivers of the Subject Events of Default. In addition, the ABL Amendment and Term Loan Amendment also amended certain provisions of the 2023 Credit Agreements, including, among other changes, to require (i) weekly borrowing base certificates, (ii) 13-week cash flow reports and budgets, (iii) budget variance reports, (iv) the appointment of a third-party consultant, and (v) daily cash sweeps from the Loan Parties’ accounts to an account at the ABL Lender (collectively, the “2023 Credit Agreement Amendments”). The foregoing descriptions of the ABL Amendment and Term Loan Amendment do not purport to be complete and are qualified in their entirety by reference to the ABL Amendment and Term Loan Amendment, which are attached as Exhibit 10.2 and Exhibit 10.3, respectively, to this report and are incorporated by reference herein.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 9, 2023, Purple Innovation, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2023, and providing revised net revenue and adjusted EBITDA guidance for 2023. A copy of the Company’s press release is attached as Exhibit 99.1 to this report and incorporated by reference.

The information furnished pursuant to this Item 2.02 and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

The press release furnished herewith in Exhibit 99.1 contains non-GAAP financial measures. Management believes non-GAAP financial measures assist management and investors in evaluating and comparing period-to-period results and projections in a more meaningful and consistent manner. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the press release.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Credit Agreement and Limited Waiver, dated November 6, 2023, between and among Purple Innovation, LLC, Purple Innovation, Inc., Intellibed, LLC, the ABL Lenders, the ABL Agent, the Swing Line Lender, and the Letter of Credit Issuer.
10.2	First Amendment to Term Loan Credit Agreement and Limited Waiver, dated November 6, 2023, between and among Purple Innovation, LLC, Purple Innovation, Inc., Intellibed, LLC,, the Term Loan Agent, and the Term Loan Lenders.
99.1	Press Release dated November 9, 2023, regarding financial results for the third quarter ended September 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2023	PURPLE INNOVATION, INC.

	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer

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